                                                                  EXHIBIT 10(MM)


                            CENTERPOINT ENERGY, INC.

                 SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

     The following is a summary of compensation paid to the named executive officers of CenterPoint Energy, Inc. (the "Company"). For additional information regarding the compensation of the named executive officers, please read the definitive proxy statement relating to the Company's 2005 annual meeting of shareholders to be filed pursuant to Regulation 14A and the Company's Current Reports on Form 8-K referenced below.

     Base Salary. The following table sets forth the annual base salary of the Company's named executive officers effective April 1, 2005:

                     NAME AND POSITION                        2005 BASE SALARY
                     -----------------                        ----------------
            David M. McClanahan                                    $880,000
            President and Chief Executive Officer

            Scott E. Rozzell                                       $405,000
            Executive Vice President, General Counsel
            and Corporate Secretary

            Gary L. Whitlock                                       $415,000
            Executive Vice President and Chief
            Financial Officer

            Byron R. Kelley                                        $302,000
            Senior Vice President and Group President
            and Chief Operating Officer, CenterPoint
            Energy Pipelines and Field Services

            Thomas R. Standish                                     $314,000
            Senior Vice President and Group President
            and Chief Operating Officer, CenterPoint
            Energy Houston Electric, LLC


     Short-Term Incentive Compensation Plan. Annual bonuses are paid to the Company's named executive officers pursuant to the Company's short-term incentive compensation plan, which provides for cash bonuses based on achievement over the course of the year of performance objectives approved by the Compensation Committee at the commencement of the year, in addition to cash bonuses which are based on individual performance and accomplishments.

     Information regarding payouts under the short-term incentive compensation plan for fiscal year 2004 and performance goals for the named executive officers for 2005 is contained in the Company's Current Report on Form 8-K dated February 21, 2005.

     Long-Term Incentive Compensation. Under the Company's long-term incentive plan, the Company's named executive officers may receive grants of (i) stock option awards, (ii) performance share awards and performance unit awards and/or
(iii) restricted stock.

     Information regarding certain awards to the Company's named executive officers pursuant to the Company's long-term incentive plan is contained in the Company's Current Reports on Form 8-K dated January 25, 2005 and February 21, 2005.